SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                February 14, 2003


                         GRIFFIN LAND & NURSERIES, INC.
               (Exact name of registrant as specified in charter)


Delaware                                     0-29288      06-0868496
--------                                     -------      ----------
(State or other jurisdiction               (Commission    (IRS Employer
   of incorporation)                        File Number)  Identification No.)


One Rockefeller Plaza, New York, New York                      10020
-----------------------------------------                      -----
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code          (212) 218-7910
                                                            --------------




Item  9.   Regulation  FD  Disclosure
---------------------------------------

           Registrant's February 14, 2003 Press Release is attached hereto as
           Exhibit 99.1 and incorporated by reference into this Item 9.

           Exhibit 99.1: Registrant's February 14, 2003 Press Release (attached hereto).


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GRIFFIN  LAND  &  NURSERIES,  INC.


                              /s/  Anthony  J.  Galici
                              ------------------------
                              Anthony  J.  Galici
                              Vice President, Chief Financial Officer and Secretary

Dated:  February  14,  2003


NEWS  FROM:                                   Exhibit  99.1
                                              -------------

GRIFFIN  LAND  &  NURSERIES,  INC.          CONTACT:
                                        ANTHONY  GALICI
                                        CHIEF  FINANCIAL  OFFICER
                                        (860)  653-4541

GRIFFIN  ANNOUNCES  FOURTH  QUARTER  RESULTS
--------------------------------------------

NEW YORK, NEW YORK (FEBRUARY 14, 2003) GRIFFIN LAND & NURSERIES, INC. (NASDAQ:
GRIF) ("GRIFFIN") today reported a 2002 fourth quarter operating loss of ($1,159,000) on net sales and other revenue of $5,486,000 as compared to an operating loss of ($990,000) on net sales of $4,805,000 for the 2001 fourth quarter. For the 2002 full year, Griffin reported an operating loss of ($2,288,000) on net sales and other revenue of $33,961,000 as compared to an operating loss of ($3,182,000) on net sales and other revenue of $32,013,000 for the 2001 full year. Griffin's operating loss for the 2001 full year includes a loss of approximately ($800,000) from the operations of the sales and service centers (the "SSCs") of Imperial Nurseries, Inc ("Imperial"), Griffin's landscape nursery business, prior to Imperial's sale of the SSCs in the 2001 first quarter.

     Operating results at Imperial were lower in the 2002 fourth quarter as compared to the 2001 fourth quarter due principally to higher charges for unsaleable inventories. Imperial's 2002 full year operating loss was substantially the same as the 2001 full year operating loss (excluding the SSC operations) as the additional gross profit generated from higher sales in 2002 was substantially offset by higher charges for unsaleable inventory, which were $1,840,000 in 2002 as compared to $600,000 in 2001. The increase in inventory charges was due to crop failures in certain plant varieties and poor results from the propagation of new plants. Operating results at Griffin's real estate division, Griffin Land, were higher in the 2002 fourth quarter and the 2002 full year versus the comparable periods in 2001 due principally to higher profit on land sales.

     Griffin reported 2002 fourth quarter net income of $1,262,000 and basic and diluted net income per share of $0.26 and $0.25, respectively, as compared to a 2001 fourth quarter net loss of ($2,362,000) and a basic and diluted net loss per share of ($0.49). The 2002 fourth quarter results included a tax benefit of approximately $1,500,000 from the reversal of a tax liability as a result of the favorable settlement of tax examinations of prior years. The 2001 fourth quarter included a pretax charge of $2,225,000 to write-down Griffin's investment in Linguaphone Group, plc.

     For the 2002 full year, Griffin reported net income of $2,925,000 and basic and diluted net income per share of $0.60 and $0.53, respectively as compared to net income of $1,137,000 and basic and diluted net income per share of $0.23 and $0.22, respectively, for the 2001 full year. The 2002 full year includes the tax benefit item described above and substantially higher results from its equity investment in Centaur Communications Ltd. ("Centaur"), a publishing company based in the United Kingdom. Griffin's 2002 full year equity income from Centaur of $3,642,000, as compared to an equity loss of ($353,000) for the 2001 full year, reflects a gain by Centaur, of which Griffin's allocable share was approximately $8,400,000, on the sale of its business that provided on-line legal information. The gain was partially offset by a goodwill impairment charge at Centaur for which Griffin's allocable share was approximately $5,000,000. Centaur's operating results have been hampered by a weak economy in the United Kingdom.

     Griffin's 2001 full year results included the investment write-down described above and a pretax gain of $9,469,000 on Imperial's sale of its SSCs. Griffin's interest expense, net of interest income, increased from $784,000 in the 2001 full year to $1,593,000 in the 2002 full year due to a higher debt level in 2002, reflecting Griffin's investment in its operating businesses.

     Griffin operates landscape nursery and real estate businesses and has a 35% equity investment in Centaur.

     Forward-Looking  Statements:
     This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.


                                             Griffin Land & Nurseries, Inc.
                                     Consolidated Condensed Statement of Operations
                                      (amounts in thousands, except per share data)

                                                 Fourth Quarter Ended,           Fiscal Year Ended,
                                                 ---------------------           ------------------
                                             Nov. 30, 2002    Dec.1, 2001    Nov. 30, 2002    Dec.1, 2001
                                             --------------   ------------   --------------   ------------

Net sales and other revenue                        $ 5,486        $ 4,805         $ 33,961       $ 32,013  (1)
                                                  ---------     ----------       ----------      ---------

Operating loss                                      (1,159) (2)      (990)          (2,288) (2)    (3,182) (1)(2)

Gain on sale of Sales and Service Centers                -              -                -          9,469

Write-down of investment                                 -         (2,225) (3)           -         (2,225) (3)

Interest expense, net                                 (423)          (279)          (1,593)          (784)
                                                   --------      ---------        ---------       --------
(Loss) income before taxes                          (1,582)        (3,494)          (3,881)         3,278

Income tax (benefit) provision                      (2,336) (4)      (887)          (3,164) (4)     1,788
                                                  ---------      ---------        ---------       --------
(Loss) income before equity investment                 754         (2,607)            (717)         1,490

Income (loss) from equity investment                   508            245            3,642  (5)      (353)
                                                  ---------      ---------        ---------      ---------

Net income (loss)                                  $ 1,262       ($ 2,362)         $ 2,925        $ 1,137
                                                  =========      =========        =========      =========

Basic net income (loss) per common share            $ 0.26        ($ 0.49)          $ 0.60         $ 0.23
                                                  =========      =========        =========      =========
Diluted net income (loss) per common share (6)      $ 0.25         ($0.49)          $ 0.53         $ 0.22
                                                  =========      =========        =========      =========

Weighted average common shares outstanding           4,865          4,863            4,864          4,863
for computation of basic per share results        =========      =========        =========      =========

Weighted average common shares outstanding           4,971          4,863            4,971          4,977
for computation of diluted per share results      =========      =========        =========      =========


(1) In January 2001, Griffin's subsidiary, Imperial Nurseries, Inc. ("Imperial"), sold its sales and service centers (the "SSCs"). The SSCs had net sales of approximately $1.9 million and an operating loss, before Imperial's central overhead expenses, of approximately $0.8 million in the 2001 first quarter before they were sold.

(2) Griffin's operating results include unsaleable inventory charges of $0.5 million in the 2002 fourth quarter and $1.8 million and $0.6 million in the 2002 and 2001 full years, respectively.

(3) In the 2001 fourth quarter, Griffin recorded an impairment charge related to its investment in
    Linguaphone Group, plc. Griffin accounts for its investment in Linguaphone under the cost method.

(4) The income tax benefit for the 2002 fourth quarter and full year includes the reversal of tax liabilities of approximately $1.5 million as a result of a favorable outcome of tax examinations related to prior years.

(5) Griffin's equity income from Centaur Communications, Ltd. ("Centaur") in the fiscal year ended Nov. 30, 2002 includes Centaur's gain on the sale of its operation that provided on-line legal information. Griffin's allocable share of that gain was approximately $8.4 million. Griffin's equity results from Centaur also includes a goodwill impairment charge at Centaur, of which Griffin's allocable share was approximately $5.0 million.

(6) Diluted per share results reflect adjustments to net income/(loss)  for the effect of Centaur's stock options outstanding which, if exercised, would dilute Griffin's equity interest.